EXHIBIT 99.1

Date:		November 15, 2004
Contact:	Bruce S. Rosenbloom, CFO
Phone:		(954) 979-5995
Fax:		(954) 971-0544

PETMED EXPRESS D/B/A 1-800-PETMEDS UNVEILS NEW AND IMPROVED WEBSITE

Pompano Beach, Florida, November 15, 2004 - PetMed Express, Inc.
(NASDAQ: PETS) unveils its new and improved website allowing a more user-friendly approach to internet marketing. The new design incorporates an improved search engine to enhance the customer on-line experience. The new site also frees up space for internal advertisements.

Mendo Akdag, CEO, commented, "The new design allows us more of an opportunity to market a broader range of pet health products enabling us to effectively cross-sell other complementary products. If you own pets, I invite you to visit our new website at www.1800PetMeds.com, try our service, and become another satisfied 1-800-PetMeds customer."

For the three and six months ended September 30, 2004, the company reported new customer growth of approximately 154,000 and 345,000 new customers, and 52% of all customers ordered through our website at www.1800PetMeds.com.

Founded in 1996, PetMed Express is America's largest pet pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs and cats at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800PetMeds.com.

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2004. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.

For investment relations contact PetMed Express, Inc., Pompano Beach, Bruce S. Rosenbloom, CFO, 954-979-5995.

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